EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 17, 2014 with respect to the accompanying the consolidated financial statements of First Foundation Inc. and Subsidiaries (the Company) for the years ended December 31, 2013 and 2012 included in the Company’s Annual Report on Form 10-K for the years ended December 31, 2013 and 2012. We hereby consent to the incorporation by reference of that report in the Company’s Registration Statement on Form S-8 (File No. 333-193658).

/S/ VAVRINEK, TRINE, DAY & CO. LLP

Laguna Hills, California
March 24, 2014